March   , 2003




Excelsior Buyout Investors, LLC
225 High Ridge Road
Stamford, Connecticut 06905

Re:  Excelsior Buyout Investors, LLC
     Registration Statement on Form N-2

Ladies and Gentlemen:

     We have acted as special counsel to Excelsior Buyout Investors, LLC, a Delaware limited liability company (the "Company"), in connection with the preparation and filing of the Registration Statement of the Company on Form N-2 (File No. 333-102578) as filed with the Securities and Exchange Commission (the "Commission") and all amendments thereto and the proposed issuance and sale of membership interests in the Company (the "Units") pursuant to a Limited Liability Company Operating Agreement proposed to be adopted as the operating agreement of the Company (the "Operating Agreement").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement as filed on January 17, 2003, as amended by Pre-Effective Amendment No. 1 on January 24, 2003 and Pre-Effective Amendment No. 2 on April 1, 2003, under the Securities Act of 1933, as amended (the "1933 Act") (such Registration Statement, as so amended and proposed to be declared effective, being hereinafter referred to as the "Registration Statement"); (ii) the form of Subscription Agreement ( the "Subscription Agreement") proposed to be entered into between the Company and the investors purchasing the Units (the "Investors"), in the form filed as an exhibit to the Registration Statement;
(iii) the form of Distribution Agreement (the "Distribution Agreement") proposed to be entered into among the Company, as issuer, Charles Schwab & Co., Inc., as distributor (the "Distributor") and U.S. Trust Company, in the form filed as an exhibit to the Registration Statement; (iv) the form of Selling Agent Agreement (the "Selling Agent Agreement") proposed to be entered into among the Company, the Distributor and UST Securities Corporation, in the form filed as an exhibit to the Registration Statement; (v) a specimen certificate representing the Units, in the form filed as an exhibit to the Registration Statement; (vi) the Certificate of Formation of the Company, dated as of January 7, 2003, as amended on February 7, 2003, filed as an exhibit to the Registration Statement; (vii) the form of Operating Agreement proposed to be adopted, in the form filed as an exhibit to the Registration Statement; and (viii) certain resolutions of the Board of Managers of the Company and the sole Unitholder of the Company and minutes of the meetings of the


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Board of Managers of the Company relating to the issuance and sale of the Units and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to various questions of fact material to the opinions expressed herein, we have relied upon statements and certificates of officers and other representatives of the Company and others.

     For purposes of this opinion we have assumed that the Operating Agreement, Subscription Agreement, Distribution Agreement and Selling Agent Agreements will be adopted and entered into, as the case may be, in the forms reviewed by us.

     Capitalized terms which are not otherwise defined herein shall have the meaning set forth in the Operating Agreement.

     We are not admitted to the practice of law in any jurisdiction but the State of New York and we do not express any opinion as to the laws of other states or jurisdictions except as to matters of Federal law and, with respect to the limited scope of this opinion, Delaware corporate law.

     Based upon and subject to the foregoing, we are of the opinion that:

         (1) The Units to be issued to the Investors in accordance with the terms of the offering as set forth in the Prospectus included as a part of the Registration Statement have been duly authorized for issuance by the Company, and when (i) the Registration Statement becomes effective, (ii) the Subscription Agreement, Distribution Agreement and Selling Agent Agreement have been duly executed and delivered, (iii) the Operating Agreement is adopted, executed and delivered, and (iv) Certificates representing the Company's Units in the form of the specimen certificate reviewed by us are issued in accordance with the Operating Agreement and when delivered and paid for in accordance with the terms of the offering, Subscription Agreement, Distribution


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Agreement and Selling Agent Agreement, the Units will be validly issued and will represent limited liability company interests in the Company.

         This opinion letter is solely for your benefit and is not to be quoted in whole or in part, summarized or otherwise referred to, nor is it to be filed with or supplied to any governmental agency or other person without the written consent of this firm. This opinion letter is rendered as of the date hereof. We specifically disclaim any responsibility to update or supplement this opinion letter to reflect any events or state of facts which may hereafter come to our attention, or any changes in statutes or regulations or any court decisions which may hereafter occur.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

Very truly yours,


Paul, Hastings, Janofsky & Walker, LLP